UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2012

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-07573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 11, Parker Drilling Company (the “Company”) and certain wholly owned subsidiary guarantors (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc., as representative of a group of initial purchasers named therein (the “Initial Purchasers”), to offer and sell $125 million aggregate principal amount of the Company’s 9 1/8% Senior Notes due 2018 (the “Senior Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes mature on April 1, 2018 and will be sold at a price of 104.000% of par. The closing of the issuance of the Senior Notes is expected to occur on April 25, 2012, subject to customary closing conditions.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The Company intends to use the net proceeds from the offering, which net proceeds are expected to be approximately $126 million after deducting Initial Purchasers’ discount and estimated offering expenses, to fund the pending tender offer for the Company’s 2.125% Convertible Senior Notes due 2012 (the “Convertible Senior Notes”), to pay related fees and expenses, and to the extent there are remaining proceeds, for general corporate purposes. If less than all of the Convertible Senior Notes are tendered in the tender offer, the Company intends to use the remaining proceeds to repay any Convertible Senior Notes that remain outstanding at their maturity date of July 15, 2012.

The foregoing description of the Purchase Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 1.1 to this report.

Item 8.01 Other Events

On April 11, 2012, the Company announced the pricing of its previously announced offering of $125 million aggregate principal amount of the Company’s 9 1/8% Senior Notes due 2018. The notes were priced at 104.000% of par, for a yield to maturity of 8.256%. The offering is expected to close on April 25, 2012, subject to the satisfaction of customary closing conditions. A copy of the press release is filed as exhibit 99.1 to this report.

The press release is incorporated by reference into this Item 8.01 and the foregoing description of the press release is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated as of April 11, 2012, among Parker Drilling Company, the Guarantors named therein, and Barclays Capital Inc., as representative of the Initial Purchasers.

99.1	Press Release announcing pricing of notes offering issued by Parker Drilling Company, dated April 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: April 13, 2012	By:	/s/ JON-AL DUPLANTIER
Jon-Al Duplantier Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated as of April 11, 2012, among Parker Drilling Company, the Guarantors named therein, and Barclays Capital Inc., as representative of the Initial Purchasers.

99.1	Press Release announcing pricing of notes offering issued by Parker Drilling Company, dated April 11, 2012.

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